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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Queen Sand Resources, Inc.


We consent to the incorporation by reference in the registration statement on Form S-3 of Queen Sand Resources, Inc. of our report dated August 30, 1996, except as to the sixth paragraph of Note 3, which is as of September 30, 1996, the fourth paragraph of Note 2, which is as of November 6, 1996, the first paragraph of Note 5, which is as of November 12, 1996, and the second paragraph of Note 3, which is as of November 14, 1996, relating to the consolidated balance sheet of Queen Sand Resources, Inc. and subsidiaries as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the annual report on Form 10-KSB of Queen Sand Resources, Inc. We also consent to the reference to our firm under the heading "Experts" in the prospectus.


Dallas, Texas
August 11, 1998                                  KPMG PEAT MARWICK LLP
                                                 /s/ KPMG PEAT MARWICK LLP